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                        WGT CONSULTANTS LTD.
                    410 - 455 Granville Street
                    Vancouver, British Columbia,
                           Canada, V6C 1T1



COYOTE VENTURES CORP.
T9 - 1501 Howe Street
Vancouver, British Columbia
Canada, V6Z 2P8


                CONSENT OF GEOLOGICAL CONSULTANT
                --------------------------------


I hereby consent to the inclusion of my report dated June 2000 entitled "Geological Report on the Flint Claim Group - Slocan Mining Division" with the Form SB-2 Registration Statement to be filed by Coyote Ventures Corp. with the United States Securities and Exchange Commission.




Dated the 28th day of November, 2000





/s/ William G. Timmins
_____________________________
William G. Timmins
Consulting Geologist